KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                             (Dollars In Thousands)


FOR THE QUARTER ENDED September 30,                     2002          2001
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Weighted-average number of limited partners units on which limited partners'
net income per unit is based:

Basic                                               174,780,924    165,063,961

Add-Incremental units under common
unit option plan                                        151,083        212,566
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Assuming dilution                                   174,932,007    165,276,527

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Net income                                         $    158,180   $    115,792

Less: General Partner's interest in
Net Income                                              (70,380)       (54,824)
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Limited Partners' interest in Net Income           $     87,800   $     60,968

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Limited Partners' Net Income per unit:
Basic                                              $     .50    $      .37
Diluted                                            $     .50    $      .37






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FOR THE NINE MONTHS ENDED September 30,                 2002          2001
================================================================================
Weighted-average number of limited partners units on which limited partners' net income per unit is based:

Basic                                               169,171,439    149,971,087
Add-Incremental units under common
unit option plan                                        173,449        205,592
--------------------------------------------------------------------------------

Assuming dilution                                   169,344,888    150,176,679

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Net income                                         $    444,130   $    321,685

Less: General Partner's interest in
Net Income                                             (197,408)      (147,052)
--------------------------------------------------------------------------------

Limited Partners' interest in Net Income           $    246,722   $    174,633

================================================================================

Limited Partners' Net Income per unit:
Basic                                              $    1.46      $     1.16
Diluted                                            $    1.46      $     1.16